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                                                                    Exhibit 10.1

                              SUCCESSION AGREEMENT

                           DATED AS OF AUGUST 6, 2002

                                      AMONG

                                 FMC CORPORATION

                                       AND

                            BNY MIDWEST TRUST COMPANY
                                   as Trustee,

                                       AND

                       WACHOVIA BANK, NATIONAL ASSOCIATION
                              as Successor Trustee

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THIS SUCCESSION AGREEMENT, dated as of August 6, 2002, but not effective until the date of execution and delivery hereof by all parties hereto, among FMC Corporation, a Delaware corporation ("Company"), BNY Midwest Trust Company, an Illinois trust company ("Trustee"), and Wachovia Bank, National Association, a national banking association ("Successor Trustee"),

                                   WITNESSETH:

WHEREAS, the Company and Trustee are parties to an Indenture dated as of April 1, 1992 ("1992 "Indenture"), under which the Company has issued debt securities, of which one series with an aggregate principal amount of $160,490,000 is currently outstanding; and

WHEREAS, the Company and Trustee are parties to an Indenture dated as of July 1, 1996 ("1996 "Indenture"; together with the 1992 Indenture, "Indentures"), under which the Company has issued debt securities, of which three series with an aggregate outstanding principal amount of $342,500,000 are currently outstanding; and

WHEREAS, Exhibit A hereto lists all the series of debt securities outstanding under the 1992 Indenture or the 1996 Indenture; and

WHEREAS, the Company and Trustee are parties to an Exchange Rate Agent Agreement dated as of January 24, 1997 ("1997 Exchange Rate Agreement"), pursuant to which the Company has appointed the Trustee to serve as exchange rate agent for the Company's Medium-Term Notes, Series A, issued under the 1996 Indenture; and

WHEREAS, the Company and Trustee are parties to an Exchange Rate Agent Agreement dated as of November 12, 1998 ("1998 Exchange Rate Agreement"; together with the 1997 Exchange Rate Agreement, "Exchange Rate Agreements"), pursuant to which the Company has appointed the Trustee to serve as exchange rate agent for the Company's Medium-Term Notes, Series B, issued under the 1996 Indenture; and

WHEREAS, the Company and Trustee are parties to a Calculation Agent Agreement dated as of January 24, 1997 ("1997 Calculation Agreement"), pursuant to which the Company has appointed the Trustee to serve as calculation agent for the Company's Medium-Term Notes, Series A, issued under the 1996 Indenture; and

WHEREAS, the Company and Trustee are parties to a Calculation Agent Agreement dated as of November 12, 1998 ("1998 Calculation Agreement"; together with the 1997 Calculation Agreement, "Calculation Agreements"), pursuant to which the Company has appointed the Trustee to serve as calculation agent for the Company's Medium-Term Notes, Series B, issued under the 1996 Indenture; and

WHEREAS, each of the above-referenced indentures and agreements provides that in certain circumstances the Trustee may resign or be removed from its position thereunder; and

WHEREAS, the Trustee has given written notice to the Company of the Trustee's resignation as trustee under the Indentures, as exchange rate agent under the Exchange Rate Agreements, and as calculation agent under the Calculation Agreements; such notice made pursuant to Section 6.8 of the Indentures, Section 7(a) of the Exchange Rate Agreements, and Section 6(a) of the Calculation Agreements; and

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WHEREAS, the Company desires to appoint the Successor Trustee to serve as successor trustee under the Indentures, to serve as successor exchange rate agent under the Exchange Rate Agreements, and to serve as successor calculation agent under the Calculation Agreements; such appointments to be made pursuant to
Section 6.8 of the Indenture, Section 7(b) of the Exchange Rate Agreements, and
Section 6(b) of the Calculation Agreements; and

WHEREAS, such appointments by the Company shall not be effective until their acceptance hereunder by the Successor Trustee;

NOW THEREFORE, pursuant to Section 6.8 of the Indentures, Section 7 of the Exchange Rate Agreements and Section 6 of the Calculation Agreements, and in consideration of the covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. All capitalized terms and phrases used in this Agreement and not defined herein shall have the meanings ascribed to them in the Indentures.

2. (a) The Company hereby acknowledges receipt of the Trustee's notice of resignation as trustee, exchange rate agent and calculation agent, and waives the 60-day notice requirement in Section 7(a) of the Exchange Rate Agreements and Section 6(a) of the Calculation Agreements, and accepts such resignation, which shall become effective at the close of business on the effective date of this Agreement.

     (b) The Company hereby appoints the Successor Trustee to serve as trustee under the Indentures, as exchange rate agent under the Exchange Rate Agreements, and as calculation agent under the Calculation Agreements, such appointments to become effective at the close of business on the effective date of this Agreement.

     (c) With respect to its appointments in Section 2(b), the Company hereby represents and warrants that its appointment of Successor Trustee as trustee is authorized by resolution of the Board of Directors of Company, as required by
Section 6.8 of the Indentures.

3. The Successor Trustee hereby accepts, effective at the close of business on the effective date of this Agreement, its appointment as trustee under the Indentures, as exchange rate agent under the Exchange Rate Agreements, and as calculation agent under the Calculation Agreements.

     (a) Pursuant to Section 6.8 of the Indentures, the Successor Trustee hereby assumes all the rights, powers and duties of the trustee under the Indentures, and agrees to perform said rights, powers and duties upon the terms and conditions set forth in the Indentures. The Successor Trustee accepts the transfer hereby from the Trustee of all the rights, powers, trusts, properties, claims, demands, causes of action, immunities, estates, titles, and liens which the Trustee now holds under and by virtue of the Indentures. The Successor Trustee expressly undertakes to mail a notice of its succession to all Holders of Securities affected. The Successor Trustee represents that it is qualified and eligible to serve as successor trustee under the provisions of Section 6.10 of the Indentures.

     (b) Pursuant to Section 7(c) of the Exchange Rate Agreements, the Successor Trustee hereby assumes and is vested with all the authority, rights, powers, trusts, immunities, duties and obligations of the Trustee as exchange rate agent under said agreements. The Successor Trustee shall give notice of its succession as exchange rate agent to all Holders of Securities affected.

     (c) Pursuant to Section 6(c) of the Calculation Agreements, the Successor Trustee hereby assumes and is vested with all the authority, rights, powers, trusts, immunities, duties and obligations of the Trustee as

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calculation agent under said agreements. The Successor Trustee shall give notice of its succession as calculation agent to all Holders of Securities affected.

4. At the request of the Company and the Successor Trustee hereby made, the Trustee hereby transfers to the Successor Trustee all the rights, powers, trusts, properties, claims, demands, causes of action, immunities, estates, titles, and liens which the Trustee now holds under and by virtue of the Indentures, and all the authority, rights, powers, trusts, immunities, duties and obligations which the Trustee holds or to which it is subject under and by virtue of either the Exchange Rate Agreements or the Calculation Rate Agreements. The Trustee expressly undertakes to transfer and deliver to the Successor Trustee as exchange rate agent, copies of any relevant records maintained by the Trustee as predecessor exchange rate agent, and to the Successor Trustee as calculation agent, copies of any relevant records maintained by the Trustee as predecessor calculation agent.

5. The Trustee hereby acknowledges payment or provision for payment in full by the Company of all amounts due to the Trustee as compensation for services or as reimbursement of expenses incurred by the Trustee as trustee under the Indentures, as exchange rate agent under the Exchange Rate Agreements, or as calculation agent under the Calculation Agreements.

6. At the request of the Company for the purposes of more fully and certainly vesting in and confirming to the Successor Trustee, the rights and powers which the Trustee now holds under and by virtue of the Indentures, the Trustee hereby joins in the execution hereof and agrees upon the prior written notice of the Company and the Successor Trustee to execute, acknowledge and deliver such further instruments of conveyance and further assurance and to so such other things as may reasonably be required for more certainly vesting and confirming in the Successor Trustee such rights and powers.

7. The Trustee will provide the Successor Trustee, for each of the 1992 Indenture and 1996 Indenture, with a certified list of Holders on or prior to the conversion date. The Trustee hereby agrees to maintain all official bank records in connection with its prior duties as Trustee including, but not limited to, transfer records, payment records, certificate records, cremation records, issuance records, stop payments, tax reporting and correspondence records, all to be maintained in accordance with standard industry practice. The Trustee will reasonably cooperate with the Successor Trustee in responding to any inquiries received by the Successor Trustee that relate to transactions that occurred prior to the execution and delivery date hereof. When requesting the Trustee's assistance in responding to any such inquiry, the Successor Trustee shall deliver said inquiry to the Trustee. The Trustee shall use reasonable efforts to comply with all reasonable written requests made by the Successor Trustee that are necessary or required to investigate and resolve such inquiries.

8. On or prior to the effective date hereof the Trustee shall deliver (or cooperate in transferring) to the Successor Trustee all monies and investments then held (whether physically or in book-entry or similar form) by the Trustee in any fund maintained by the Trustee under either of the Indentures, together with a list of such funds and accounts and the monies and investments held therein, which information shall be true and accurate in all material respects as of the effective date hereof. The Trustee shall promptly transfer to the Successor Trustee any other monies or investments in its possession, or received by the Trustee, after the effective date hereof which properly relate to its prior capacity as Trustee.

9. Upon request by the Successor Trustee, the Trustee shall execute any and all terminations, amendments, supplements or assignments to uniform commercial code financing statements and any other instruments necessary in order to acknowledge the transfer to the Successor Trustee of all rights as secured party with respect to any collateral in which the Trustee has been granted a security interest under the relevant documents.

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10. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

11. This Agreement may be executed in any number of counterparts each of which shall be an original but which together shall constitute a single instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the close of business on the day and year first above written.

BNY Midwest Trust Company,              Wachovia Bank, National Association,
as Trustee, Exchange Rate Agent,        as Successor Trustee, Successor Exchange
and Calculation Agent                   Rate Agent, and Successor Calculation
                                        Agent


By: /s/ Judith Bartolini                         By: /s/ Alan Finn
    ------------------------------                   ---------------------------
Title: Vice President                            Title: Vice President


FMC Corporation


By: /s/ Thomas C. Deas, Jr.
    ------------------------------
Title: Vice President & Treasurer

Date of Execution and Delivery: 8/9/2002

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                                    Exhibit A

                   Debt Securities Issued under 1992 Indenture

6.375% Senior Bonds, Due 2003                     $160,490,000

                   Debt Securities Issued under 1996 Indenture

7.75% Senior Debentures, Due 2011                 $45,500,000

7.32% Medium Term Notes, Series A, Due 2007        40,000,000

7.00% Medium Term Notes, Series A, Due 2008        77,500,000

6.75% Medium Term Notes, Series A, Due 2005        60,000,000

7.125% Medium Term Notes, Series B, Due 2002       99,500,000

6.53% Medium Term Notes, Series B, Due 2003        20,000,000